                                                                     EXHIBIT 1.1

                                                                      KMZ DRAFT:
                                                                  APRIL 29, 1999

                               3,333,000 SHARES

                             NETRADIO CORPORATION

                                 COMMON STOCK

                            UNDERWRITING AGREEMENT

                                                           ___________ ___, 1999

EVEREN Securities, Inc.
Legg Mason Wood Walker, Incorporated
As Representatives of the
Several Underwriters
  c/o EVEREN Securities, Inc.
77 West Wacker Drive
31st Floor
Chicago, Illinois 60601

Dear Sirs:

      NetRadio Corporation, a Minnesota corporation (the "Company"), proposes to issue and sell 3,333,000 shares (the "Firm Shares") of its authorized but unissued common stock, no par value ("Common Stock"), to the several underwriters named in SCHEDULE I hereto (the "Underwriters"). The Company proposes to grant to the Underwriters an option to purchase up to an aggregate of 499,950 additional shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are herein collectively referred to as the "Shares". The Shares are more fully described in the Registration Statement and Prospectus referred to below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement and Prospectus.

      1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Act"), a registration statement on Form S-1 (No. 333-73261) including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Act, is hereinafter referred to as the "Registration Statement", and the prospectus in the form first used to confirm sales of the Firm Shares is hereinafter referred as the "Prospectus". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. "Amended," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company of any document pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof.

      2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Firm Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $_____ (the "Purchase Price"), the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth opposite the name of such Underwriter on SCHEDULE I hereto.

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell up to 499,950 Additional Shares and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 499,950 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their option to purchase Additional Shares, in whole or in part, from time to time, by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than five business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I bears to the total number of Firm Shares.

      The Company shall, concurrently with the execution of this Agreement, deliver agreements (collectively, the "Lock-up Agreements") executed by each of the directors, executive officers and securityholders of the Company, pursuant to which each such person agrees not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of EVEREN Securities, Inc. Notwithstanding the foregoing, during such period (i) the Company may, in the ordinary course, grant stock options to purchase shares of Common Stock pursuant to the Company's existing stock option plan, and (ii) the Company may issue shares of its Common

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Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

      3. TERMS OF PUBLIC OFFERING. You have advised the Company that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the date the Registration Statement becomes effective under the Act as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

      4. DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Firm Shares shall be made to the Company at 9:00 a.m., Chicago time, on the fourth business day (the "Closing Date") following the date of the initial public offering at such place as you shall designate. Payment for the Firm Shares shall be made by one or more certified checks or official bank check or checks in same day funds or by a wire transfer of immediately available funds, as you and the Company may agree. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

      Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made to the Company at 9:00 a.m., Chicago time, on the date specified in the applicable exercise notice given by you pursuant to SECTION 2 (an "Option Closing Date"). Payment for the Additional Shares shall in each case be made by one or more certified checks or official bank check or checks in same day funds or by a wire transfer of immediately available funds, as you and the Company may agree. Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

      Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 8:30 a.m., Chicago time, on the business day next preceding the Closing Date or any Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or any Option Closing Date as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor.

      It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Additional Shares are purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

      5. FURTHER AGREEMENTS OF THE COMPANY AND NAVARRE CORPORATION. The Company and Navarre Corporation, a Minnesota corporation and the majority shareholder of the Company (the "Majority Shareholder"), covenant and agree as follows:

            (a) The Registration Statement has been declared effective under the Act.

            (b) The Company will advise you promptly and, if requested by you, to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the receipt of any comments from the Commission or the Blue Sky or other securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (v) of the happening of any event during the period referred to in PARAGRAPH (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. If the Registration Statement has become effective with a form of prospectus omitting certain information pursuant to Rule 430A under the Act, or filing of the Prospectus is otherwise required under Rule 424(b) under the Act, the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

            (c) The Company will furnish to you, without charge, four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and will furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

            (d) The Company will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and the Company will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and use its best efforts to cause the same to become promptly effective.

            (e) The Company will promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request and during such period comply with all requirements imposed upon it by the Act, as now existing and as hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus.

            (f) If during the period specified in PARAGRAPH (e) any event shall occur as a result of which, in the opinion of your counsel it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company will forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

            (g) Prior to any public offering of the Shares, the Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, continue such qualification in effect so long as required for distribution of the Shares and file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

            (h) The Company will make generally available to its securityholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and advise you in writing when such statement has been so made available.

            (i) During the period of five (5) years after the date of this Agreement, the Company will (i) mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company, all such financial reports to include a balance sheet, a statement of operations, a statement of cash flows and a statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding fiscal year, certified by independent certified public accountants, and (ii) make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a balance sheet, a statement of operations and a statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such fiscal year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding fiscal year.

            (j) During the period of five years after the date of this Agreement, the Company will furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the securityholders of the Company or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any securities exchange, and such other publicly available information concerning the Company as you may reasonably request.

            (k) Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated (whether by you in accordance with the provisions of SECTION 9 or otherwise) the Company will pay all reasonable costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in PARAGRAPH (e), (ii) the preparation, printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in PARAGRAPH (e), (iii) the preparation, printing and delivery of this Agreement, any Preliminary and Supplemental Blue Sky Memoranda, the certificates for the Shares and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the NASD in connection with the offering of the Shares, (vi) the listing of the Shares on the National Association of Securities Dealers Automated Quotation system ("NASDAQ National Market System") and (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold.

            (l) Except to the extent reasonably believed by the Company's Board of Directors to be consistent with their fiduciary obligations to the Company's shareholders, neither the Company nor the Majority Shareholder shall take any action or fail to take any action which the Company or the Majority Shareholder has agreed, prior to the date hereof, to take, nor shall any such party authorize any employee, director, shareholder, partner, affiliate (within the meaning of Rule 405 under the Act), agent or other person to take any action or fail to take any action which the Company or the Majority Shareholder has agreed, prior to the date hereof, to take, directly or indirectly, during the five (5) years after the Registration Statement becomes effective, which action or failure to take such action shall be designed to, or might reasonably be expected to, cause or result in the suspension, revocation or termination of the quotation or trading of the Common Stock on the NASDAQ National Market System.

            (m) Prior to the Closing Date and any Option Closing Date, as the case may be, neither the Company nor the Majority Shareholder will issue any press release or other communication relating to the offering of the Shares or hold any press conference with respect to the Company or its financial conditions, results of operations, business, properties, assets, or liabilities or this offering, without the prior written consent of EVEREN Securities, Inc., which consent shall not be unreasonably withheld.

            (n) The Company will apply the proceeds from the sale of the Shares substantially as set forth under "Use of Proceeds" in the Prospectus. Additionally, the Company shall report the use of the proceeds of the issuance of the Shares as may be required under Rule 463 under the Act.

            (o) The Company and the Majority Shareholder will use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company and the Majority Shareholder prior to the Closing Date or any Option Closing Date, as the case may be, and satisfy all conditions precedent to the delivery of the Shares.

      6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MAJORITY SHAREHOLDER. The Company and the Majority Shareholder, jointly and severally, hereby represent and warrant to you that:

            (a) The Company has filed with the Commission the Registration Statement, including the Prospectus relating to the Shares.

            (b) The Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement is in effect and, to the Company's and the Majority Shareholder's knowledge, no proceedings for such purpose are pending before or contemplated by the Commission.

            (c) (i) Each part of the Registration Statement, when such part became effective under the Act, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the Exchange Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this PARAGRAPH (c) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (d) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact

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      required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (e) The documents incorporated by reference into the Prospectus, if any, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and, as of the date of this Agreement, the Closing Date and any Option Closing Date, as the case may be, when read together with the Prospectus and any supplement thereto, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents filed after the date of this Agreement and so incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and when read together with the Prospectus and any supplement thereto, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (f) The Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties. The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, assets, results of operations, business affairs or business prospects of the Company (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

            (g) The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in substantial compliance with all federal and state securities laws and, except as disclosed in the Prospectus, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

            (h) Except as disclosed in the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, the Company has no outstanding options to purchase, registration rights, or preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

            (i) The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable. Except as disclosed in the Prospectus, (i) neither the Company nor the Majority Shareholder is a party to any agreement or understanding, and neither the Company nor the Majority Shareholder has knowledge of any agreement or understanding, granting any person or entity a right to acquire Shares or participate in the sale of Shares pursuant to the Registration Statement; (ii) no person or entity has the right to require registration under the Act of any securities of the Company at any time; and (iii) neither the Company nor the Majority Shareholder is a party to any agreement or understanding, or has knowledge of any agreement or understanding, granting any person or entity a right to acquire Common Stock or any other security of the Company at any time, upon any conditions or upon the occurrence of any events.

            (j) Both the Company and the Majority Shareholder have the requisite corporate power and authority to enter into, execute and deliver this Agreement and perform their respective obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and the Majority Shareholder and is a valid and binding agreement of the Company and the Majority Shareholder enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act.

            (k) The Company's Common Stock, including the Shares, is eligible for trading on the Nasdaq National Market System.

            (l) The Company is not in violation of its charter or by-laws or, except for conditions that have been satisfied or waived, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company to which the Company is a party or by which it or its property is bound, except where such violations or defaults would not result in a Material Adverse Effect.

            (m) Except as disclosed in the Prospectus, (i) the Company is in possession of and is operating in substantial compliance with all authorizations, licenses, permits, consents, approvals, certificates, orders and other rights of or with any court, regulatory, administrative or other governmental body reasonably necessary or required and material to the conduct of its businesses as now conducted, all of which are valid and in full force and effect in all material respects subject to any conditions imposed by any such authority, (ii) neither the Company nor the Majority Shareholder has reason to believe that any governmental body or agency is considering limiting, suspending, revoking or refusing to grant or renew any such authorizations, licenses, permits, consents, approvals, certificates, orders or other rights in any material respect reasonably necessary to the conduct of the Company's business as now conducted or as proposed to be conducted as disclosed in the Prospectus and (iii) the Company is in substantial compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which it is subject, except where noncompliance would not have a Material Adverse Effect.

            (n) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state or local governmental authority or any court or other tribunal is required by the Company or the Majority Shareholder for the execution or delivery of, or the performance of the Company's and the Majority Shareholder's obligations under, this Agreement (except filings under Blue Sky or state securities laws or as may be required under the rules of the NASD).

            (o) Except for conditions that have been satisfied or waived, no consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or the Majority Shareholder is a party, or to which any of their properties or assets are subject, is required for the execution or delivery of, or the performance of the Company's or the Majority Shareholder's obligations under, this Agreement.

            (p) Except for conditions that have been satisfied or waived, neither the execution and delivery of, nor the performance of the Company's and the Majority Shareholder's obligations under, this Agreement, nor the issuance and sale of the Shares as contemplated hereby, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will violate, result in a breach of, conflict with, nor (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, to which the Company or the Majority Shareholder is a party, or to which any of their respective properties or assets are subject, nor violate or result in a breach of any term of the charter or by-laws of the Company or the Majority Shareholder, nor violate, result in a breach of, or conflict with any law, rule, or regulation, or any order, judgment, or decree binding on the Company or the Majority Shareholder or to which any of their respective operations, businesses, properties, or assets are subject, except where such violation, breach or conflict would not, individually or in the aggregate, have a Material Adverse Effect and would not impair materially the ability of the Company and the Majority Shareholder to perform their respective obligations hereunder or thereunder.

            (q) Neither the Company, any of its executive officers, directors, or affiliates (as defined pursuant to the Act), nor the Majority Shareholder has taken or will take, directly or indirectly, prior to the termination of the underwriting arrangements contemplated by this Agreement, any action designed to stabilize or manipulate the price of the Common Stock or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

            (r) There is no legal or governmental proceeding pending or, to the Company's and the Majority Shareholder's knowledge, threatened, to which the Company is a party or to which its properties are subject which is required to be described in the Registration Statement or the Prospectus and is not so described or, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

            (s) To the Company's and the Majority Shareholder's knowledge, the Company is conducting its business in compliance with, and has not violated, any foreign, federal, state or local laws or regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any federal or state laws relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, in each case that are applicable to it, except where violation of or failure to be in compliance with would not result in a Material Adverse Effect.

            (t) The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and to conduct its business; the Company has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; in each case except where failure to so have, fulfill or perform would not result in a Material Adverse Effect.

            (u) The Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (collectively, "Liens"), to all property and assets described in the Prospectus, except (i) Liens for taxes not yet due and payable, (ii) Liens entered into in connection with that certain Loan and Security Agreement, dated June 12, 1997, between Congress Financial Corporation (Central) and the Majority Shareholder, as amended, and (iii) Liens that are described in the Prospectus or where failure to so have would not result in a Material Adverse Effect.

            (v) All leases to which the Company is a party are valid and binding on the Company and no default has occurred or is continuing thereunder, except where such invalidity, unenforceability or default would not result in a Material Adverse Effect, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Company.

            (w) Ernst & Young LLP, who have expressed their opinion with respect to certain of the financial statements and schedules included in the Registration Statement, are independent public accountants with respect to the Company, as required by the Act.

            (x) The financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved as certified by the independent accountants named in the preceding paragraph of this section, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

            (y) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described therein: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; and (iv) there has not been any change in the capital stock or indebtedness material to the Company (other than in the ordinary course of business).

            (z) The Company and the Majority Shareholder maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) access to assets is permitted only in accordance with management's general or specific authorization.

            (aa) To the Company's and the Majority Shareholder's knowledge, and except as disclosed in the Prospectus, the Company has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations reasonably necessary to conduct its business as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; neither the Company nor the Majority
      Shareholder has knowledge of any material infringement by the Company of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar propriety rights (collectively, "Proprietary Rights") of others, and there is no claim being made against the Company regarding infringement of any Proprietary Right which could have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company is not obligated or under any liability whatsoever to pay any royalty, fee or other similar payment in respect of any Proprietary Rights.

            (ab) Except as disclosed in the Prospectus, to the Company's and the Majority Shareholder's knowledge, the Company owns and has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to manufacture, operate and sell all products and services sold or developed and proposed to be sold by it as described in the Prospectus, free and clear of any rights, liens and claims of others. To the Company's and the Majority Shareholder's knowledge, the Company is not using any material confidential information or trade secrets of any former employer of any of its past or present employees.

            (ac) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and neither the Company nor the Majority Shareholder has knowledge of any tax deficiency which has been or might reasonably be asserted or which has been threatened against the Company which could have a Material Adverse Effect.

            (ad) Except as set forth in the Prospectus, there are no agreements, claims, payment, issuances, arrangements or understandings, whether oral or written, for services in the nature of finder's, consulting or origination fees with respect to the sale of Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the knowledge of the Company and the Majority Shareholder, any of its officers, directors, partners, employees or affiliates that may affect the Underwriters' compensation, as determined by the NASD.

            (ae) The Company is not involved in any material labor dispute nor, to the knowledge of the Company and the Majority Shareholder, is any such dispute threatened.

            (af)  Except as described in the Prospectus or as set forth on
      SCHEDULE II, neither the Company nor the Majority Shareholder maintains, sponsors or contributes on behalf of the Company's employees to any program or arrangement that is an "employee welfare benefit plan," "employee pension benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(1), 3(2) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (herein called ERISA) (herein collectively called the ERISA Plans). Neither the Company nor the Majority Shareholder maintains or contributes, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a

      "prohibited transaction" within the meaning of Section 406 of ERISA or
      Section 4975 of the United States Internal Revenue Code of 1986, as amended (herein called the Code), which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan (or the underlying prototype document relating thereto) and the attendant trust are qualified thereunder. Neither the Company nor the Majority Shareholder has ever completely or partially withdrawn from a "multiemployer plan."

            (ag) Except as set forth in the Prospectus, no officer, director (to the extent required to be disclosed by applicable Commission regulations) or shareholder of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 under the Act) of any of the foregoing persons or entities has or has had (to the extent in excess of $25,000), either directly or indirectly (i) an interest in any person or entity that (x) furnishes or sells services or products which are furnished or sold or that are proposed to be furnished or sold by the Company, or (y) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under the captions "Certain Transactions" and "Management" there are no existing or proposed agreements, arrangements, understandings or transactions, between the Company and any existing officer, director, principal shareholder of the Company or any partner, affiliate or associate of any of the foregoing persons or entities.

            (ah) The minute books of the Company have been made available to the Underwriters and contain an accurate summary of all meetings with respect to which minutes exist and contain all actions taken by the directors and shareholders of the Company during such meetings since the time of its incorporation, and reflect accurately and fairly in all respects all transactions referred to in such minutes. No material actions that would materially adversely affect the Company have been taken by the directors and/or shareholders of the Company at a meeting for which minutes do not exist.

            (ai) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (aj) To the Company's and the Majority Shareholder's knowledge, the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

      7. INDEMNIFICATION.(a) The Company and the Majority Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the

Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter or underwriting arrangements furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein. Both the Company and the Majority Shareholder acknowledge that the only information relating to any Underwriter or underwriting arrangements furnished in writing to the Company by or on behalf of any Underwriter expressly for use in the Registration Statement or Prospectus are the statements set forth in the third and last paragraphs under the caption "Underwriting" in the Prospectus.

      (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company and the Majority Shareholder in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company, as the case may be, and counsel for such Underwriter or such controlling person has reasonably concluded that there may be one or more legal defenses available to such Underwriter or such controlling person which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by EVEREN Securities, Inc. and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. If at any time the indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than fifteen business days after receipt by such indemnifying party of the aforesaid request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Majority Shareholder and their respective directors and officers who sign the Registration Statement, any person controlling the Company or the Majority Shareholder within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Majority Shareholder to each Underwriter but only with reference to information relating to such Underwriter or the underwriting arrangements furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, the Majority Shareholder or any of their respective directors, any such officer or any person controlling the Company or the Majority Shareholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company and the Majority Shareholder (except that if the Company or the Majority Shareholder shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, the Majority Shareholder and their respective directors, any such officers and any person controlling the Company, the Majority Shareholder shall have the rights and duties given to the Underwriter, by
SECTION 7(b) hereof.

      (d) If the indemnification provided for in this SECTION 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Majority Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, the Majority Shareholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Underwriters shall be deemed to be the total underwriting discount received by the Underwriters and the relative benefits received by the Company and the Majority Shareholder shall be deemed to be the total net proceeds from the offering (before deducting expenses) received by the Company, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Majority Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Majority Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Majority Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this SECTION 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

      (e) Notwithstanding anything to the contrary contained herein, an Underwriter or person controlling an Underwriter shall not bring any claim against the Majority Shareholder under this SECTION 7 with respect to any breach of a representation, warranty or agreement contained in this Agreement unless (i) such Underwriter or controlling person shall have first submitted such claim to the Company and (ii) the Company shall not, within forty-five
(45) days, (a) have paid such claim in full or (b) be otherwise fully satisfying its indemnification obligations with respect to such claim (by assuming the defense of any proceeding giving rise to such claim or otherwise as set forth in this SECTION 7); provided, however, that if at any time thereafter the Company is no longer fully satisfying its indemnification obligations with respect to such claim, such Underwriter or controlling person may immediately bring such claim against the Majority Shareholder.

      8. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

            (a) All the representations and warranties of the Company and the Majority Shareholder contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of such date.

            (b) The Registration Statement shall have become effective not later than 4:00 p.m., Chicago time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

            (c) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been any action or inaction which might result in a Material Adverse Change of the Company which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Shares as contemplated hereby, (ii) except as set forth in the Registration Statement and the Prospectus, no verbal or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business or which could result in a Material Adverse Change, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained the result of which would have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company the result of which could have a Material Adverse Effect or may materially affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Edward A. Tomechko and Michael P. Wise in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, respectively, confirming the matters set forth in PARAGRAPHS (a), (b) and (c) of this SECTION 8.

            (d) You shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion (satisfactory to you and your counsel), dated as of the Closing Date or any Option Closing Date, as the case may be, of Lindquist & Vennum, P.L.L.P, counsel for the Company and the Majority Shareholder, to the effect that:

                  (i) The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect and to the best of such counsel's knowledge, after due inquiry, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (ii) The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and, except as disclosed in the Prospectus, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

                  (iii) The Firm Shares have been duly authorized and, when issued and delivered, will be validly issued, fully paid and non-assessable and free and clear of all liens and restrictions on transfer. The Additional Shares have been duly authorized and, when issued and delivered, will be validly issued, fully paid and non-assessable and free and clear of all liens and restrictions on transfer.

                  (iv) Except as disclosed in the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, or to such counsel's knowledge, the Company has no outstanding options to purchase, registration rights, preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

                  (v) This Agreement has been duly authorized, executed and delivered by the Company and the Majority Shareholder and is a valid and binding agreement of the Company and the Majority Shareholder enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act.

                  (vi) The Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge, after due inquiry, pending before or contemplated by the Commission.

                  (vii) The statements set forth in the Prospectus under the headings "Risk Factors -- Shares eligible for future sale by our current shareholders may adversely affect our stock price," "Capitalization" and "Description of Capital Stock" and Item 15 Part II of the Registration Statement insofar as such statements constitute a summary of documents referred to therein or of legal matters or proceedings, are complete and accurate in all material respects and fairly summarize in all material respects the information called for with respect to such documents, legal matters and proceedings.

                  (viii) The Shares and the Common Stock conform in all material respects as to legal matters to the description thereof contained in the Prospectus.

                  (ix) Neither the Company nor the Majority Shareholder is in violation of its charter or by-laws and, to such counsel's knowledge, and except for conditions that have been satisfied or waived, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company to which the Company is a party or by which it or its properties are bound, except where such violation or default would not result in a Material Adverse Effect.

                  (x) To such counsel's knowledge and except as disclosed in the Prospectus, (i) the Company is in possession of and is operating in substantial compliance with all authorizations, licenses, permits, consents, approvals, certificates, orders and other rights of or with any court, regulatory, administrative or other governmental body reasonably necessary or required and material to the conduct of its business as now conducted, all of which are valid and in full force and effect in all material respects, subject to any conditions imposed by any such authority and (ii) the Company is in substantial compliance with all laws, rules, regulations, judgements, decrees, orders and statutes of any court or jurisdiction to which it is subject, except where noncompliance would not have a Material Adverse Effect.

                  (xi) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state or local governmental authority or any court or other tribunal is required by the Company for the execution or delivery of, or the performance of the Company's obligations under, this Agreement (except filings under the Act which have been or will be made before the Closing Date or any Option Closing Date, as the case may be, and filings under Blue Sky or state securities laws or as may be required under the rules of the NASD).

                  (xii) Except for conditions that have been satisfied or waived, no consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or the Majority Shareholder is a party, or to which any of their properties or assets are subject, is required for the execution or delivery of, or the performance of the Company's or the Majority Shareholder's obligations under, this Agreement.

                  (xiii) Except for conditions that have been satisfied or
            waived, neither the execution and delivery of, nor the performance of the Company's and the Majority Shareholder's respective obligations under, this Agreement nor the issuance and sale of the Shares as contemplated hereby nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, will violate, result in a breach of, conflict with, nor (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which its properties or assets are subject, nor violate or result in a breach of any term of the charter or by-laws of the Company or the Majority Shareholder, nor violate, result in a breach of, or to the best of such counsel's knowledge, conflict with any law, rule, or regulation, or any order, judgment, or decree binding on the Company or the Majority Shareholder or to which any of its operations, business, properties, or assets are subject, except where such violation, breach or conflict would not, individually or in the aggregate, have a Material Adverse Effect or would impair materially the ability of the Company or the Majority Shareholder to perform its obligations hereunder or thereunder.

                  (xiv) To such counsel's knowledge, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company is a party or to which any of its properties are subject which is required to be described in the Registration Statement or the Prospectus and is not so described or, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                  (xv) To such counsel's knowledge, the Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits"), as are necessary to own, lease and operate its properties and to conduct its business; the Company has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit; in each case except where failure to so have, fulfill or perform would not result in a Material Adverse Effect.

                  (xvi) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xvii) (1) The Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and notes, schedules and other financial statistical data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the Act and the Exchange Act and (2) no facts have come to the attention of such counsel that have led such counsel to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented, if applicable (except for financial statements as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may rely on (A) an opinion or opinions of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States and Minnesota, provided that
      (i) each such local counsel is acceptable to you, (ii) such reliance is expressly authorized by each opinion so relied upon and (iii) each such opinion is in form and substance satisfactory to you and your counsel; and
      (B) as to matters of fact, certificates of officers of the Company and the Majority Shareholder and governmental officials. In each such case, the opinion of such counsel is to state that they are so doing and that they have no reason to believe that the Underwriters are not justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. In addition, in giving such opinion with respect to the matters covered by clause
      (xvii)(2) such counsel may state that their opinion is based upon their participation in the preparation of the Registration Statement and Prospectus, any amendments or supplements thereto or other documents, as the case may be, and review and discussion of the contents thereof, but is without independent check or verification except as specified.

            The opinion of Lindquist & Vennum, P.L.L.P. described in PARAGRAPH
      (d) above shall be rendered to you at the request of the Company and shall so state therein.

            (e) You shall have received, on the Closing Date and any Option Closing Date, as the case may be, a letter dated the Closing Date or any Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respect with the applicable accounting requirements of the Act; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

            (f) You shall have received on the Closing Date, the Lock-up Agreements referred to in SECTION 2 herein, duly executed by each of the executive officers, directors and securityholders of the Company.

      The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

      9. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) the execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

      This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or the earnings, affairs, or business prospects of the Company, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or NASDAQ National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (v) the declaration of a banking moratorium by either Federal or New York State authorities or (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

      If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or the Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in SCHEDULE I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or the Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED, that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to SECTION 2 hereof be increased pursuant to this SECTION 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company and the Selling Securityholder. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

      10. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company or the Majority Shareholder, to NetRadio Corporation, with copies to Lindquist & Vennum P.L.L.P., 4200 IDS Center, Minneapolis, Minnesota 55402, attention:
Thomas G. Lovett, and (b) if to any Underwriter or to you, to EVEREN Securities, Inc., 77 West Wacker Drive, 31st Floor, Chicago, Illinois 60601, attention:

Kameron K. Rabenou, with copies to Katten Muchin & Zavis, 525 West Monroe Street, Chicago, Illinois 60661-3693, attention: Lawrence D. Levin, or in any case to such other address as the person to be notified may have requested in writing.

      The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Majority Shareholder, their respective executive officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company or the Majority Shareholder, the executive officers or directors of the Company or the Majority Shareholder or any controlling person of the Company or the Majority Shareholder, (ii) acceptance of the Shares and payment for them hereunder or (iii) termination of this Agreement.

      If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Majority Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Majority Shareholder agree to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Majority Shareholder, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriters merely because of such purchase.

      For purposes of this Agreement, the term "knowledge" means, with respect to a person, knowledge that is possessed, or should have been possessed after due inquiry, by such person.
      This Agreement shall be governed and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of Illinois.

      This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                               [SIGNATURE PAGE FOLLOWS]

      Please confirm that the foregoing correctly sets forth the agreement between the Company, the Majority Shareholder and the Underwriters.

                                    Very truly yours,

                                    NETRADIO CORPORATION



                                    By:
                                       ------------------------------------
                                    Title:
                                          ---------------------------------

                                    NAVARRE CORPORATION



                                    By:
                                       ------------------------------------
                                    Title:
                                          ---------------------------------

EVEREN SECURITIES, INC.
LEGG MASON WOOD WALKER, INCORPORATED
Acting severally on behalf of
themselves and the several
Underwriters named in Schedule I
hereto

By: EVEREN SECURITIES, INC.



By:
         ---------------------
Title:
         ---------------------

                                  SCHEDULE I

                                 UNDERWRITERS


                                                   NUMBER OF FIRM SHARES
UNDERWRITERS                                          TO BE PURCHASED
------------------------------------------------------------------------
EVEREN Securities, Inc.  . . . . . . . . . . . . . . . . . . .
Legg Mason Wood Walker, Incorporated . . . . . . . . . . . . .




                                                                   ---------

     TOTAL                                                         3,333,000
                                                                   =========

                                  SCHEDULE II

                             EMPLOYEE BENEFIT PLANS